UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ISABELLA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan	38-2830092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

401 N. Main St.
Mt. Pleasant, MI 48858
(989) 772-9471
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jae A. Evans
401 N. Main St.
Mt. Pleasant, MI 48858
(989) 772-9471
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Shares, No par value	350,000	(1)	$22.90	(2)	$8,015,000	(2)	$931.34	(2)
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also relates to such indeterminate number of additional shares as may be required to be issued under the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan in the event of an adjustment as a result of an increase in the number of issued shares of common stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.
(2) Estimated based on the average high and low prices of the registrant’s common stock as reported on March 9, 2015, pursuant to Rule 457(c) solely for purposes of calculating the registration fee.
EXPLANATORY NOTE
Pursuant to Rule 429 of the Securities Act, the Prospectus contained in this registration statement also applies to registration statement No. 333-188874 (the “Prior Registration Statement”), and the 42,119 shares of the registrant’s common stock left unsold from the shares of common stock that were registered under the Prior Registration Statement, and shall be deemed a post-effective amendment of the Prior Registration Statement.

PROSPECTUS
ISABELLA BANK CORPORATION
STOCKHOLDER DIVIDEND REINVESTMENT
AND
EMPLOYEE STOCK PURCHASE PLAN

COMMON STOCK
NO PAR VALUE

The Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, as amended (the “Plan”), of Isabella Bank Corporation, a registered financial services holding company (the “Corporation”, the “Plan Administrator”, “we”, “us”, or “our”), provides holders of the Corporation’s common stock, no par value (the “Common Stock”), and employees and directors of the Corporation and its affiliated entities, with a simple and convenient method for purchasing additional shares of Common Stock using cash dividends and additional optional cash investments without paying any brokerage commissions or service charges.
Participants in the Plan may acquire shares of Common Stock pursuant to the Plan by:
—reinvesting all of their cash dividends on shares of Common Stock that are held in their name; or
—reinvesting any portion of their cash dividends and continuing to receive a check for the uncommitted portion on shares of Common Stock that are held in their name; or
—if an eligible employee or director, having amounts deducted from their compensation from the Corporation; or
—paying additional optional cash investments to the Plan of not less than $100 per purchase if paid by check or money order or not less than $25 per month if paid by automatic bank withdrawal.
Shares purchased under the Plan will be authorized but unissued shares of Common Stock. A total of one million two hundred fifteen thousand (1,215,000) shares of Common Stock have been registered for issuance pursuant to the Plan. The price paid for shares of Common Stock will be calculated as described herein (see Question 12). The Corporation, however, reserves the right to modify the pricing or any other provision of the Plan at any time. The Plan does not represent a change in the Corporation’s dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements and other factors.
Any holder of record of shares of Common Stock is eligible to participate in the Plan, as are employees and directors of the Corporation and its affiliated entities. In addition, the Corporation has the capability to make participation in the Plan available to beneficial owners of shares of Common Stock held by the Investment and Trust Services Department at Isabella Bank (the “Bank”), the Corporation’s subsidiary bank.
Stockholders, employees and directors interested in participating in the Plan may enroll in the Plan by completing an Authorization Card and returning it to the Plan Administrator. Authorization cards may be obtained from the Plan Administrator. Once enrolled in the Plan, participants will continue to be enrolled unless they notify the Plan Administrator that they wish to withdraw from participation. Stockholders who do not wish to participate in the dividend reinvestment feature of the Plan will continue to receive cash dividends, as declared, by check in the usual manner.

This Prospectus relates to Common Stock registered for purchase under the Plan. For a discussion of investment considerations associated with the purchase of the Common Stock offered hereby, see “Risk Factors.” This Prospectus should be retained for future reference.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN THE COMMON STOCK INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. IN ADDITION, DIVIDENDS MAY GO UP OR DOWN OR CEASE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.
No person has been authorized to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances create an implication that there has been no change in the facts set forth herein or the affairs of the Corporation since the date of this Prospectus.
THE DATE OF THIS PROSPECTUS IS MARCH 13, 2015.

AVAILABLE INFORMATION
The Corporation has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (together with all amendments and exhibits, the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information, reference is made to the Registration Statement, which may be obtained from the Commission at the same place and in the same manner as with information concerning the Corporation, as set forth below.
The Corporation’s website is located at http://www.isabellabank.com. This reference to the Corporation’s website does not constitute incorporation by reference in this report of the information contained on or hyperlinked from the Corporation’s website and such information should not be considered part of this report.
The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Corporation with the Commission can be inspected and copied at the Commission’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Commission’s public reference room.
The Corporation electronically files its reports, proxy statements and other information with the Commission. The Corporation’s Central Index Key (CIK) code is 0000842517. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission’s website is www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” information into this Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. All information incorporated by reference is part of this Prospectus, unless and until that information is updated and superseded by the information contained in this Prospectus or any later incorporated information. Any information that we subsequently file with the Commission that is incorporated by reference will automatically update and supersede any previous information that is part of this Prospectus. We incorporate by reference the information and documents listed in (a) through (c) below and all documents subsequently filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the termination of the offering.
(a) The Corporation’s most recent annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the 1934 Act, which contains, either directly or by incorporation by reference, financial statements for the Corporation’s latest fiscal year for which a Form 10-K was required to have been filed.
(b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in (a) above.
(c) The description of Common Stock, registered under Section 12 of the 1934 Act, contained in the Registration Statement on Form 10 filed under the 1934 Act, including any amendment or reports filed for the purpose of updating such description.
The Corporation will furnish without charge to each person to whom this Prospectus is delivered, including any beneficial owner, upon the person’s written or oral request, a copy of any or all of the documents incorporated herein by reference other than exhibits to such documents (unless said exhibits are specifically incorporated by reference into such documents). Such request should be directed in writing to Isabella Bank Corporation, 401 N. Main St., Mt. Pleasant, MI 48858, Attention: Secretary; or by telephone to (989) 772-9471.
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
This Prospectus may contain certain forward looking statements within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act. The Corporation intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Corporation, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Corporation’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Corporation and its subsidiaries are discussed in this Prospectus as well as the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 and in the Corporation’s other filings with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act. See “Available Information” and “Incorporation of Certain Documents by Reference” above. Forward looking statements contained herein speak only as of the date of this Prospectus. Unless required by law, we undertake no obligation to update publicly or revise any forward looking statements to reflect new information or future events or otherwise.
PROSPECTUS SUMMARY
The following summary does not purport to be complete and is qualified in its entirety by the more detailed information appearing elsewhere herein. Certain terms in this summary are defined elsewhere herein.
THE ISABELLA BANK CORPORATION STOCKHOLDER DIVIDEND REINVESTMENT AND
EMPLOYEE STOCK PURCHASE PLAN
If you are a holder of shares of Common Stock and/or an employee or director of the Corporation or one of its affiliated entities, you may participate in the Plan. The Plan provides you with a convenient method of purchasing shares of Common Stock without paying any brokerage commissions or service charges.
The shares purchased under the Plan will be authorized but unissued shares of Common Stock. The price paid for shares of Common Stock will be calculated as described herein (see Question 12). The Plan does not represent a change in the Corporation’s dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements, and other factors.

Any holder of record of shares of Common Stock is eligible to participate in the Plan, as are employees and directors of the Corporation. If your Common Stock is registered in street or nominee name, you are not eligible to participate in the Plan until you become a registered holder by having your shares reissued in your name; provided, however, that if your shares are held by our Investment & Trust Services Department at the Bank, you are eligible to participate.
If you enroll in the Plan, the Plan may, pursuant to the terms of the Plan, acquire shares of Common Stock on your behalf by reinvesting all or a portion of your cash dividends on shares of Common Stock held in your name; by you paying additional optional cash investments to the Plan; or if you are an employee or director, by having amounts deducted from your compensation checks.
ISABELLA BANK CORPORATION
The Corporation is a registered financial services holding company. Our principal executive office is located at 401 N. Main St., Mt. Pleasant, MI 48858, and our telephone number is (989)772-9471.
As used in this Prospectus, unless the context requires otherwise, “we,” “us,” and “our” means the Corporation in its capacity as issuer of Common Stock.
RISK FACTORS
Investing in our Common Stock involves risk. A prospective investor should, before investing, carefully consider the Risk Factors in our most recent Annual Report on Form 10-K and any updates to those Risk Factors, together with all other information set forth in or incorporated by reference into this Prospectus, including the following risk factors.
You will not know the purchase price of the Common Stock at the time you authorize an investment
You will not know the price of our Common Stock at the time you authorize an investment under the Plan to occur at a future date, such as a future dividend payment date or a future compensation payment date. The price of our Common Stock may fluctuate between the time you authorize an investment under the Plan and the time of actual purchase of the Common Stock. As a result, you may purchase shares of Common Stock at a price higher than the price you anticipated when you first authorized the investment.
You will not know the sale price of Common Stock at the time you authorize a sale or withdrawal from the Plan
You may request that we, in our capacity as Plan Administrator, sell shares of Common Stock credited to your account under the Plan, but you will not be able to direct the time or price at which the Common Stock is sold. The price of our Common Stock may decline between the time you authorize a sale under the Plan and the time of actual sale of the Common Stock. As a result, you may sell shares of Common Stock at a price lower than the price you anticipated when you authorized the sale. Similarly, if you decide to withdraw from the Plan and you request a certificate for whole shares of Common Stock credited to your account under the Plan (see Question 15), the price of our Common Stock may decline between the time you provide notice of your withdrawal and the time you receive the certificate.
Our management has discretion in the allocation of proceeds of this offering
The Corporation intends to use the net proceeds from the sale of shares of Common Stock pursuant to the Plan, when and as received, for general corporate purposes and working capital. However, we have discretion in determining the actual manner in which the net proceeds will be applied. The precise use, amounts and timing of the application of the proceeds will depend upon, among other things, the funding requirements of our subsidiaries, the availability of other funds, and the existence of business opportunities.
We may discontinue paying dividends in the future
As a holding company, our cash flow typically comes from dividends paid by the subsidiary Bank. Statutory provisions restrict the amount of dividends the Bank can pay to us. In addition, if the Bank were to liquidate, its creditors would be entitled to receive distributions from assets to satisfy their claims against it before we, as a holder of an equity interest in the Bank, would be entitled to receive any of such assets. Accordingly, our ability to pay dividends is substantially dependent on the performance and earnings of the Bank. We are also subject to regulatory limitations of the Board of Governors of the Federal Reserve on payment of dividends by bank holding companies in some circumstances.
Moreover, the amount of future dividends is at the discretion of our Board of Directors and principally depends upon our earnings, our financial condition, the capital requirements of the Bank and other factors. There can be no assurance that we will continue to pay dividends on shares of Common Stock, and if paid, the timing and amount of such dividends.

USE OF PROCEEDS
We propose to use the net proceeds from the sale of shares of Common Stock pursuant to the Plan, when and as received, for general corporate purposes and working capital. We have no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold.
DESCRIPTION OF THE ISABELLA BANK CORPORATION STOCKHOLDER
DIVIDEND REINVESTMENT AND EMPLOYEE STOCK PURCHASE PLAN
The following questions and answers describe the provisions of the Plan under which we will sell, and you may purchase, shares of Common Stock through the automatic reinvestment of cash dividends paid on shares of Common Stock, through compensation deduction if you are an employee or director of the Corporation, and through additional optional cash investments to the Plan.

PURPOSE AND ADVANTAGES
1.    WHAT IS THE PURPOSE OF THE PLAN?
The purpose of the Plan is to provide you with a simple and convenient method of investing in shares of Common Stock by reinvesting all or a portion of your cash dividends in Common Stock; by making additional optional cash investments pursuant to the Plan; or if you are an employee or director, by having amounts deducted from your compensation. Shares of Common Stock acquired under the Plan will be purchased by the Plan Administrator from authorized but unissued shares held by the Corporation (see Question 11). We will use the net proceeds from the sale of Common Stock for general corporate purposes and working capital. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, nor is the Plan qualified under Section 401(a) of the Internal Revenue Code, as amended.
You pay no service charge in connection with purchases of Common Stock under the Plan (see Question 3). The purchase of fractions of shares, as well as full shares, of Common Stock is permitted and dividends on fractions of shares will be used to purchase additional shares. The Plan avoids the necessity of safekeeping your certificates for shares of Common Stock credited to your account under the Plan. Statements of account will be issued to simplify record keeping (see Question 16).
ADMINISTRATION
2.     WHO ADMINISTERS THE PLAN?
The Corporation, as Plan Administrator, is responsible for administering the Plan. The Plan Administrator administers the Plan, keeps records, sends statements of account activity and performs other duties related to the Plan. Shares of Common Stock purchased under the Plan and held by the Plan Administrator will be registered in its name or the name of its nominee as Plan Administrator. In the event that the Plan Administrator should cease to act as agent for any reason, we will make other arrangements as we deem appropriate for the administration of the Plan.
All correspondence regarding the Plan, including Authorization Cards and Stock Purchase Forms, should be addressed to:

Isabella Bank Corporation 401 N. Main St. Mt. Pleasant, MI 48858 Attention: Plan Administrator of the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan
Telephone inquiries may be made to the Plan Administrator at (989) 772-9471.
COSTS
3.     DO I PAY ANY OUT-OF-POCKET EXPENSES IN CONNECTION WITH TRANSACTIONS UNDER THE PLAN?
There are no costs in connection with transactions under the Plan because shares of Common Stock are purchased by the Plan Administrator directly from us. Under the Plan, we sell authorized but unissued shares of Common Stock directly to the Plan Administrator (see Question 11); consequently, you incur no cost other than the purchase price. However, if at the time of withdrawal from the Plan you direct the Plan Administrator to sell shares of Common Stock credited to your Plan account, you will have to pay any related brokerage commission and applicable stock transfer tax (see Question 15). Any service charges, such as the Plan Administrator’s fee, are always paid by us.
PARTICIPATION
4.    WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?
If you are a registered holder of Common Stock and/or an employee or director of the Corporation or one of our affiliated entities, you are eligible to participate. If you are a beneficial owner of Common Stock whose shares are registered in street or nominee name, you are not eligible to participate; provided, however, if your shares are held by the Investment & Trust Services Department at the Bank, you are eligible to participate. The Plan Administrator may amend these eligibility rules, and the other provisions of the Plan, in its sole discretion.

5.    HOW AND WHEN CAN I ENROLL IN THE PLAN?
You may enroll in the Plan at any time by completing an Authorization Card and returning it to the Plan Administrator in the manner described in Question 2. Authorization Cards may be obtained from the Plan Administrator. If you are already participating in the Plan, you need not submit a new Authorization Card unless a change in the type of participation is desired. Such a change would include, for instance, a decision to make or stop additional optional cash payments to the Plan (see Question 10).
Reinvestment of dividends will start with the next quarterly dividend payment after receipt of the Authorization Card, provided it is received by the Plan Administrator on or before the record date for that dividend; otherwise, it will be necessary to delay reinvestment until the next quarterly payment date.
Cash investments through deduction from your compensation will start no later than the first business day of the month following the month in which said amounts were deducted. Deductions from your compensation will commence with your next regular compensation check following receipt by the Plan Administrator of the completed Authorization Card, provided it is received by the Plan Administrator not less than 96 hours before compensation checks are distributed.
Cash investments made with additional optional cash investments from participants will be invested, if timely received (see Question 10), on the fifteenth day of each month or, if such day is not a business day for the Corporation, the first business day for the Corporation immediately following that date will be the investment date.
6.    IS PARTIAL DIVIDEND REINVESTMENT PARTICIPATION POSSIBLE UNDER THE PLAN?
Yes. If you desire that the cash dividends on less than all of your shares of Common Stock be reinvested under the Plan, you may indicate such number of shares on the Authorization Card under Partial Dividend Reinvestment.
7.    MAY I PURCHASE A SPECIFIC NUMBER OF SHARES OF COMMON STOCK?
The manner in which the Plan operates does not permit us to honor a request that a specific number of shares of Common Stock be purchased (see Question 10).
8.    WHAT DOES THE AUTHOIZATION CARD PROVIDE?
The Authorization Card provides for the purchase of shares of Common Stock through the following investment options:
A. “Full Dividend Reinvestment” directs us to pay to the Plan Administrator all of your cash dividends on all of the shares of Common Stock then or subsequently registered in your name.
B. “Partial Dividend Reinvestment” directs us to pay to the Plan Administrator your cash dividends on that number of shares of Common Stock designated in the appropriate space on the Authorization Card and permits you to continue to receive cash dividends on the balance of the shares of Common Stock registered in your name.

C. If you are an eligible employee or director, “Payroll Deduction” permits you to make cash investments through deductions from your compensation for the purchase of shares of Common Stock. The deduction from your compensation check must be for not less than $5 and within any maximum amounts set by the Board of Directors. You should contact the Plan Administrator for more information on the current minimum and maximum amounts.
D. “Optional Cash Investment” permits you to make additional optional cash investments to the Plan for the purchase of shares of Common Stock of not less than $100 if paid by check or money order or not less than $25 if paid by monthly automatic bank withdrawals from your United States bank account, and subject to any maximum investment amounts established by the Board of Directors. The Corporation will apply any optional cash investment received with the Authorization Card or with a subsequent Stock Purchase Form (see Question 10), and any monthly automatic bank withdrawal from your United States bank account, to the purchase of shares of Common Stock under the Plan.
Cash dividends on shares of Common Stock credited to your Plan account will be reinvested in accordance with the Plan, unless you direct otherwise.

9.    HOW MAY I CHANGE INVESTMENT OPTIONS UNDER THE PLAN?
You may change your investment options by submitting a new Authorization Card to the Plan Administrator at the address set forth in Question 2. You may also make additional optional cash investments by submitting a Stock Purchase Form to the Plan Administrator in the manner set forth in Question 2.
PURCHASE AND PRICE OF SHARES OF COMMON STOCK
10.     HOW DOES THE PLAN WORK?
Dividend Reinvestment
You may reinvest dividends in shares of Common Stock by instructing the Plan Administrator on an Authorization Form to reinvest dividends paid on your shares of Common Stock. The reinvestment of dividends will occur on each dividend payment date. On each dividend payment date, your full or partial cash dividend will be remitted to the Plan Administrator. The Plan Administrator will reinvest that dividend, as well as the full cash dividend on shares of Common Stock credited to your Plan account, in authorized but unissued shares of Common Stock purchased directly from us by the Plan Administrator and will credit whole and fractional shares to your Plan account (computed to five decimal places). A fractional share of Common Stock will earn a proportionate share of future dividends. Such purchases will be made by the Plan Administrator promptly, except where temporary curtailment or suspension of purchases is necessary to comply with applicable provisions of federal or state laws.
Payroll Deduction
If you are an employee or director of the Corporation or one of our affiliated entities, you may also invest in shares of Common Stock by instructing the Corporation on an Authorization Form to deduct amounts from your compensation and purchase shares of Common Stock. Such cash investments may be made as often as each compensation check, subject to a $5 minimum and any maximum investment amount established by the Board of Directors. If all or part of your selected cash investment is not enough to purchase a whole share of Common Stock, a fractional share will be credited to your Plan account and will earn a proportionate share of future dividends. All shares purchased for you pursuant to the Payroll Deduction option will automatically participate in the Dividend Reinvestment option unless you direct otherwise.
Cash investments received by the Plan Administrator pursuant to compensation deductions will be applied by the Plan Administrator to the purchase of shares of Common Stock from us on the first business day of the month following the month in which said amounts were deducted.
Optional Cash Investment
You may invest in shares of Common Stock by making optional cash investments to the Plan and instructing the Plan Administrator on your Authorization Form or a Stock Purchase Form to purchase shares of Common Stock. Participants in the Plan have no obligation to make any optional cash investment, and optional cash investments may be made at regular or irregular intervals and the amount of each optional investment may vary, subject to the minimum investment amount of not less than $100 if paid by check or money order or not less than $25 if paid by monthly automatic bank withdrawal, and subject to any maximum investment amount that is established by the Board of Directors.
An optional cash investment may be made when enrolling by checking the appropriate box on the Authorization Card and either enclosing a check or money order with the Authorization Card or completing the section of the Authorization Card titled “Automatic Bank Withdrawal” with accurate information for your United States bank account, including an account with the Bank. Thereafter, you may make an optional cash investment by submitting a Stock Purchase Form, a copy of which will be included with each statement of your Plan account, in the manner described in Question 2 and either including a check or money order with the Stock Purchase Form or completing the section of the Stock Purchase Form titled “Automatic Bank Withdrawal” with accurate information for your United States bank account, including an account with the Bank. Checks and money orders must be in United States dollars and should be made payable to the Corporation. If you elect to make optional cash investments by automatic bank withdrawal, the Plan Administrator will process such optional cash investments on a regular basis by monthly deductions from your chosen United States bank account until you instruct the Plan Administrator to cease such automatic bank withdrawals in the manner described in Question 2.
Optional cash investments from participants will be applied by the Plan Administrator to the purchase of shares of Common Stock, if timely received, on the fifteenth day of each month or, if such day is not a business day for the Corporation, on the first business day for the Corporation immediately following that date. An optional cash investment is timely received if it is received, with a properly completed Authorization Form or Stock Purchase Form, by the tenth day of the calendar month.

Optional cash investments received by the Plan Administrator subsequent to that date will be applied on the next investment date.
Under no circumstances will interest be paid on any amounts held for the purchase of shares of Common Stock.
11.    WHAT IS THE SOURCE OF THE SHARES OF COMMON STOCK TO BE PURCHASED UNDER THE PLAN?
The source of the shares of Common Stock to be purchased under the Plan shall be authorized but unissued shares purchased directly from us by the Plan Administrator.
12.    WHAT WILL BE THE PER-SHARE PRICE OF COMMON STOCK PURCHASED THROUGH THE PLAN?
The per-share purchase price of newly issued shares of Common Stock purchased from us pursuant to the Plan will be:
(a) if the Corporation’s Common Stock is listed on a national securities exchange or traded in the over-the-counter market, the closing or last price most recently reported with respect to the Common Stock, as of the relevant investment date, on the Composite Tape or other comparable reporting system; or
(b) if the Corporation’s Common Stock is neither listed on a national securities exchange nor traded on the over-the-counter market, such value as the Board of Directors, in good faith, shall determine as of the relevant investment date, but in no event shall such value be in excess of current market prices.
CERTIFICATES FOR SHARES OF COMMON STOCK
13.    ARE STOCK CERTIFICATIONS ISSUED?
Certificates for shares of Common Stock purchased for you will be registered in the name of the Plan Administrator or its nominee and will not be issued in your name while you are enrolled in the Plan, but may be issued to you with respect to whole shares of Common Stock if you withdraw from participation in the Plan (see Question 15). This protects against loss, theft or destruction of stock certificates. Purchases credited to your Plan account will be confirmed by the Plan Administrator as soon as practicable after such purchases are completed.
You may, if you wish to do so, deposit certificates for Common Stock now or hereafter registered in your name for credit as accrued shares under the Plan. Such certificates will be transferred to the Plan Administrator or its nominee as your agent. There is no charge for this service. Because you will bear the risk of loss in sending the certificates to the Plan Administrator, it is recommended that they be sent by registered mail, return receipt requested, and properly insured. The certificates need not be endorsed.
14.    MAY SHARES OF COMMON STOCK IN A PLAN ACCOUNT BE PLEDGED?
Shares of Common Stock credited to your account under the Plan may not be pledged. If you wish to pledge such shares, you must request that certificates for such shares be issued in your name.
15.    HOW AND WHEN CAN I WITHDRAW FROM THE PLAN?
You may withdraw from the Plan at any time by giving written notice to the Plan Administrator.
A request to withdraw from the dividend reinvestment feature of the Plan will be effective as soon as possible. If the request is received by the Plan Administrator on or after the record date for a dividend payment, any dividend paid on that date will be invested for your account, and the request to withdraw will be processed as promptly as possible following such date.
A request to withdraw from the compensation deduction feature of the Plan will be effective as of your next regular compensation check only if the notice to withdraw is received by the Plan Administrator not less than 96 hours before compensation checks are distributed. If you withdraw from the compensation deduction feature of the Plan, you may not reparticipate in the Plan until one year has elapsed from the date the Plan Administrator receives the withdrawal notice.
A request to withdraw from the optional investment feature of the Plan will be effective as soon as possible. If the request to withdraw is received by the Plan Administrator by the 10th day of the month, no monthly automatic bank withdrawal will be processed on the next investment date (the 15th day of the month). If the request is received after the 10th day of the month, the next scheduled monthly automatic bank withdrawal, if any, will be processed, and the request to withdraw will be processed as promptly as possible following such withdrawal.

As soon as practicable following withdrawal, the Plan Administrator will send you, at no charge, a certificate for the whole shares of Common Stock in your Plan account and a cash payment will be made for any fraction of a share. If you so request, the Plan Administrator will sell such whole shares of Common Stock and remit the proceeds, less any related brokerage commission and applicable stock transfer tax. All sales of whole shares of Common Stock, and in every case of withdrawal, your interest in a fractional share, will be paid in cash.
REPORTS TO PARTICIPANTS
16.    WHAT KIND OF REPORTS WILL I BE SENT?
On a quarterly basis, you will receive a statement of your account showing the amount invested for the quarter, the purchase price and the number of shares purchased in each transaction, the total shares accumulated and other information for the year to date. These statements are your record of the costs of your purchases and should be retained for income tax and other purposes. In addition, you will receive copies of the same communications sent to all other holders of shares of Common Stock, including our quarterly reports and annual report to stockholders, a notice of the annual meeting and proxy statement and Internal Revenue Service information. You will also receive a Stock Purchase Form.
All notices, statements and reports from the Plan Administrator to you will be addressed to you at your last address of record with the Plan Administrator. Therefore, you must promptly notify the Plan Administrator of any change of address.

17.    WHAT HAPPENS WHEN I CEASE TO BE A STOCKHOLDER OF RECORD OR EMPLOYEE?
If you dispose of all shares of Common Stock registered in your name or cease to be an employee of the Corporation or one of our affiliated entities, the Plan Administrator will continue to reinvest the dividends on the shares credited to your Plan account until otherwise notified. Optional cash investments will not be processed following the Corporation’s receipt of notice that you are no longer a stockholder of the Corporation. See Question 15 regarding your withdrawal from the Plan.
TAX CONSEQUENCES
18.    WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS, COMPENSATION DEDUCTIONS AND SHARES OF COMMON STOCK ACQUIRED THROUGH THE PLAN?
(a) You are advised to consult your own tax advisors with respect to the tax consequences of your participation in the Plan. The reinvestment of cash dividends, deduction of amounts from compensation checks, or making optional cash investments to the Plan does not relieve you of any income tax payable on such income. In general, we believe that stockholders who participate in the Plan will have the same Federal income tax consequences, with respect to dividends payable to them, as any other holder of record of Common Stock, and that you will treated. You will be treated for Federal income tax purposes as having received on each dividend payment date, a dividend equal to the full amount of the cash dividend payable with respect to your shares, even though you do not actually receive that amount in cash but, instead, it is applied to the purchase of additional shares of Common Stock for your account under the Plan.
In general, we believe that employees and directors who participate in the Plan will have the same Federal income tax consequences, with respect to amounts deducted from their compensation checks, as employees and directors who do not participate, and that you will be treated for federal income tax purposes. You will be treated for Federal income tax purposes as having received, on each payment date, wages or board fees equal to the full amount earned, even though you do not actually receive the full amount in cash but, instead, a portion is applied to the purchase of shares of Common Stock for your account under the Plan.
(b) Any service charges paid by us on your behalf should not be subject to income taxes when the Plan Administrator purchases authorized but unissued shares of Common Stock from us.
(c) You will not realize any taxable income upon receipt of certificates for whole shares of Common Stock acquired through the Plan. However, if you receive a cash payment for a fractional share credited to your Plan account, you may have a gain or loss recognized with respect to such fraction. Gain or loss may also be recognized by you when whole shares of Common Stock are sold, either pursuant to your request upon withdrawal from the Plan (see Question 15) or by you after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount you receive for such shares or fraction of a share, and the purchase cost thereof. Such gain or loss will be capital in character if such full share or fractional share is a capital asset in your hands. You should retain the Plan Administrator’s statements of your Plan account to determine the tax basis of shares of Common Stock acquired through the Plan.

OTHER INFORMATION
19.    HOW WILL SHARES OF COMMON STOCK HELD IN MY PLAN ACCOUNT BE VOTED AT MEETINGS OF STOCKHOLDERS?
For each meeting of stockholders, you will receive proxy material that will enable you to vote both the shares of Common Stock credited to your Plan account and the shares of Common Stock that you own outside of the Plan.
20.    WHAT HAPPENS IN THE EVENT WE DECLARE A STOCK DIVIDEND, A STOCK SPLIT OR ISSUES SUBSCRIPTIONS RIGHTS?
Stock dividends in the form of Common Stock or split shares distributed by us on shares of Common Stock held by the Plan Administrator for you will be credited to your Plan account. In the event of a subscription rights offering or a dividend in the form of stock other than Common Stock, such rights or such stock will be mailed directly to you in the same manner as to holders of Common Stock not participating in the Plan.
21.    MAY THE PLAN BE SUSPENDED, MODIFIED OR TERMINATED?
We reserve the right to interpret and regulate the Plan as we deem desirable or necessary. Notwithstanding any other provision of the Plan, our Board of Directors or any designated committee thereof reserves the right to suspend, modify or terminate the Plan at any time, but such action shall have no retroactive effect that would prejudice your interests. Notice of any such suspension, modification or termination will be sent to you. The terms and conditions of the Plan and its operation shall be governed by the laws of the state of Michigan.
22.    WHAT ARE OUR RESPONSIBILITIES AND THE RESPONSIBILITIES OF THE PLAN ADMINSTRATOR UNDER THE PLAN?
Neither we nor the Plan Administrator shall be liable in administering the Plan for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (1) arising out of failure to terminate your Plan account upon your death prior to receipt of notice in writing of such death; (2) with respect to the prices at which shares of Common Stock are purchased or sold for your Plan account or the time when such purchases or sales are made (provided, however, that nothing herein shall be deemed to constitute a waiver of any rights that you might have under the 1934 Act or other applicable federal and state securities laws); and (3) for any fluctuations in the market price after purchase or sale of shares of Common Stock.
23.    ARE THERE ANY RESTRICTIONS ON THE RESALE OF STOCK ACQUIRED UNDER THE PLAN?
If you are not an “affiliate” (as that term is defined below) of the Corporation at the time of your reoffer or resale of shares of Common Stock and you acquired such Common Stock under the Plan, you generally are entitled to effect such resales or reoffers without registration under the Act or reliance upon Rule 144 under the Act or another exemption.
If you are an “affiliate” of the Corporation, you are subject to certain limitations on your ability to resell or reoffer shares of Common Stock acquired under the Plan. “Affiliates” may reoffer or resell such Common Stock only (i) in a transaction registered under the 1933 Act or (ii) in reliance upon and in compliance with applicable provisions of Rule 144 under the 1933 Act or other exemptions from the registration requirements of the 1933 Act. We have neither an obligation nor any present intention to prepare and file a registration statement under the 1933 Act, and such a registration statement would be necessary if an affiliate were to sell in a registered transaction. Whether an exemption from the registration requirements of the 1933 Act is available is a complicated question that depends upon the particular circumstances of each individual.
The term “Affiliates” is defined in Rule 405 under the 1933 Act to include any person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation by means of the direct or indirect possession of the power to direct or cause the direction of the Corporation’s management and policies, whether through the ownership of voting securities, by contract, or otherwise.
Because of the broad meaning ascribed to the term “affiliates” by the Commission, prior to any resale or reoffer of shares of Common Stock acquired under the Plan, you should consider carefully and consult with your counsel concerning whether you may be deemed an “affiliate” of the Corporation and therefore subject to the foregoing limitations.
Any purchase and sale or sale and purchase of Common Stock, including Common Stock acquired under the Plan, within any period of less than six months by persons who are the beneficial owners of more than 10% of the outstanding Common Stock or who are directors or officers of the Corporation may, in certain situations, be subject to the liabilities imposed by Section 16(b) of the 1934 Act.

THE PLAN DOES NOT REPRESENT A CHANGE IN OUR DIVIDEND POLICY, WHICH WILL CONTINUE TO DEPEND ON EARNINGS, FINANCIAL REQUIREMENTS AND OTHER FACTORS. STOCKHOLDERS WHO DO NOT WISH TO PARTICIPATE IN THE PLAN WILL CONTINUE TO RECEIVE CASH DIVIDENDS, SO DECLARED, BY CHECK IN THE USUAL MANNER.
NEITHER THE CORPORATION NOR THE PLAN ADMINISTRATOR CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES OF THE COMMON STOCK PURCHASED UNDER THE PLAN.
LEGAL OPINION
The validity of the Common Stock being offered has been passed upon by Foster, Swift, Collins & Smith, P.C., 313 South Washington Square, Lansing, Michigan 48933.
EXPERTS
Rehmann Robson LLC, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their report, which is incorporated by reference in this Registration Statement. Our consolidated financial statements are incorporated by reference in reliance on Rehmann Robson LLC’s report, given on their authority as experts in accounting and auditing.
INDEMNIFICATION
Our Articles of Incorporation provide that we shall indemnify to the full extent permitted by the Michigan Business Corporation Act or any other applicable law any person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors as an employee or agent of the Corporation, or as a director, officer, employee or agent of another corporation (whether for profit or not), partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person). Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or persons controlling the Corporation pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee	$931.34	*
Legal Fees and Expenses	4,000.00
Accountant’s Fees and Expenses	5,000.00
Miscellaneous Expenses	1,000.00
Total	$10,931.34

*	Actual. All other expenses are estimates.
Item 15. Indemnification of Directors and Officers.
The registrant’s Articles of Incorporation provide that the registrant shall indemnify to the full extent permitted by the Michigan Business Corporation Act or any other applicable law any person who is or was or had agreed to become a director or officer of the registrant, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors as an employee or agent of the registrant, or as a director, officer, employee or agent of another corporation (whether for profit or not), partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person).
Item 16. Exhibits.
The following is a list of exhibits that are included in Part II of the Registration Statement. Such exhibits are separately indexed elsewhere in the Registration Statement.

Exhibit Number	Description
3.1	Amended Articles of Incorporation (1)
3.2	Amendment to the Articles of Incorporation (2)
3.3	Amendment to the Articles of Incorporation (3)
3.4	Amendment to the Articles of Incorporation (4)
3.5	Amendment to the Articles of Incorporation (5)
3.6	Amended Bylaws (6)
3.7	Amendment to the Bylaws (7)
3.8	Amendment to the Bylaws (8)
3.9	Amendment to the Bylaws (9)
5	Opinion of Counsel
21	Subsidiaries of Isabella Bank Corporation
23.1	Consent of Rehmann Robson LLC
23.2	Consent of Counsel (See Exhibit 5)
99.1	The Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, as amended
99.2	Sample Authorization Cards
99.3	Sample Stock Purchase Form
(1) Previously filed as an Exhibit to Isabella Bank Corporation Form 10-K for the year ended December 31, 1990, and incorporated herein by reference.
(2) Previously filed as an Exhibit to Isabella Bank Corporation Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.

Part II - 1

(3) Previously filed as an Exhibit to Isabella Bank Corporation Form 10-K for the year ended December 31, 1999, and incorporated herein by reference.
(4) Previously filed as an Exhibit to Isabella Bank Corporation Form 10-K for the year ended December 31, 2000, and incorporated herein by reference.
(5) Previously filed as an Exhibit to Isabella Bank Corporation Current Report on Form 8-K, filed May 16, 2008, and incorporated herein by reference.
(6) Previously filed as an Exhibit to Isabella Bank Corporation Form 10-K for the year ended December 31, 2004, and incorporated herein by reference.
(7) Previously filed as an Exhibit to Isabella Bank Corporation Current Report on Form 8-K, filed November 22, 2006, and incorporated herein by reference.
(8) Previously filed as an Exhibit to Isabella Bank Corporation Current Report on Form 8-K, filed August 28, 2009, and incorporated herein by reference.
(9) Previously filed as an Exhibit to Isabella Bank Corporation Current Report on Form 8-K, filed December 23, 2009, and incorporated herein by reference.
Item 17. Undertakings.
(a) The Corporation hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The Corporation hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Part II - 2

(c) The Corporation hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the Corporation pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Corporation will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(1) Any preliminary prospectus or prospectus of the Corporation relating to the offering required to be filed pursuant to Rule 424;
(2) Any free writing prospectus relating to the offering prepared by or on behalf of the Corporation or used or referred to by the Corporation;
(3) The portion of any other free writing prospectus relating to the offering containing material information about the Corporation or its securities provided by or on behalf of the Corporation; and
(4) Any other communication that is an offer in the offering made by the Corporation to the purchaser.
(d) The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Part II - 3

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Pleasant, State of Michigan, on March 12, 2015.

ISABELLA BANK CORPORATION

By:	/s/ Jae A. Evans
Jae A. Evans, Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dennis P. Angner	March 12, 2015
Dennis P. Angner, President, Chief Financial Officer, Principal Accounting Officer, and Director

/s/ Dr. Jeffrey J. Barnes	March 13, 2015
Dr. Jeffrey J. Barnes, Director

/s/ Richard J. Barz	March 11, 2015
Richard J. Barz, Director

/s/ Jae A. Evans	March 13, 2015
Jae A. Evans, Chief Executive Officer and Director

/s/ G. Charles Hubscher	March 12, 2015
G. Charles Hubscher, Director

/s/ Thomas L. Kleinhardt	March 11, 2015
Thomas L. Kleinhardt, Director

/s/ Joseph LaFramboise	March 12, 2015
Joseph LaFramboise, Director

/s/ David J. Maness	March 12, 2015
David J. Maness, Director

/s/ W. Joseph Manifold	March 11, 2015
W. Joseph Manifold, Director

/s/ W. Michael McGuire	March 11, 2015
W. Michael McGuire, Director

/s/ Sarah R. Opperman	March 11, 2015
Sarah R. Opperman, Director

INDEX TO EXHIBITS

Exhibit Number	Description
5	Opinion of Counsel
21	Subsidiaries of the Registrant
23.1	Consent of Rehmann Robson LLC
23.2	Consent of Counsel (See Exhibit 5)
99.1	Dividend Reinvestment and Employee Stock Purchase Plan, as amended
99.2	Sample Authorization Card
99.3	Sample Stock Purchase Form